UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2005

Tupperware Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 2353, Orlando, Florida	32802
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2005, the Compensation and Governance Committee of Tupperware Corporation’s (the Company) Board of Directors approved a benefit program under the defined contribution portion of its non-qualified retirement plan. The program is effective July 1, 2005. Participants are U.S. based employees and officers, other than the chief executive officer and employees of BeautiControl who are director level and above with an annual base salary greater than $120,000 as of the effective date. The Company will credit amounts to the participants’ non-funded accounts ranging from 2 percent to 12 percent of annual salary and bonus in excess of $120,000 based upon the age of the participant as of December 31 of each year. The program provides for an annual maximum credit initially ranging from $500 to $13,000, based upon the age of the participant. The supplemental benefit vests at a rate of 20 percent per year for 5 years commencing retroactive to the participant’s original date of hire.

Item 9.01 (c) Exhibits

Exhibit 10.1 Amendment Number One to the Tupperware Corporation Supplemental Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE CORPORATION
(Registrant)
Date August 29, 2005
/s/ Thomas M. Roehlk
Thomas M. Roehlk
Senior Vice President, General Counsel and Secretary